PROMISSORY NOTE


AUD $36,100.80                                              October 1, 2002
                                                       Salt Lake City, Utah

     FOR VALUE RECEIVED, CBL ACQUISITION CORP., a Utah corporation ("Company"), hereby promises to pay to the order of Brian Kennedy ("Lender") the principal sum of Thirty-Six Thousand One Hundred and 80/100 Australian Dollars (AUD $36,100.80) together with accrued interest thereon as provided below, on or before the Maturity Date (as that term is defined in Section 1 below) at the offices of Lender, or at such other address as Lender may specify in writing.

1.   "Maturity Date" shall mean the earlier of (i) September 1, 2003, and
     (ii) the date that Company closes one or more equity or debt financings which, when combined with all other equity or debt financings from and after the date hereof, in the aggregate results in Company receiving gross proceeds of not less than Three Million and no/100 Dollars ($3,000,000.00) ("Financing Target"). Company shall provide Lender with at least fifteen (15) days' prior written notice of the expected receipt of any financing which would result in the attainment of the Financing Target.

2. Interest shall accrue on the unpaid principal amount of this Note at the rate of seven percent (7%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.

3. Company's obligations under this Note are secured by: (i) the collateral described in that certain Security Agreement between Company, Lender and Trinity Companies, Inc. ("Parent") dated as of the date hereof ("Security Agreement"); (ii) the shares of capital stock ("Pledged Stock") described in Section 5 of the Security Agreement; and (iii) the collateral relating to Competency Based Learning, Pty. Ltd ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. ("CAN") described in those certain security agreement by and between Lender and each of CBL-Australia and ACN both dated as of an even date herewith (the "Australian Security Agreements"). A UCC-1 Financing Statement and/or Australian equivalent will be filed to perfect the security interests granted therein.

4. Company may prepay this Note at any time, in whole or in part. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note on the Maturity Date, or as otherwise provided herein. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

5. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses.


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6.   Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

7. Each of the following shall constitute an event of default ("Event of Default") under this Note:

          a. Default in Payment. If Company fails to make any payment due and payable under the terms of this Note, and such payment shall not have been made within ten (10) days of Company's receipt of Lender's written notice to Company of such failure to pay;

          b. Representations and Warranties. If any of the representations and warranties made by Company herein shall be false or misleading in any material respect when made;

          c. Default Under the Security Agreements. If an Event of Default shall have occurred under and as defined in the Security Agreement or the Australian Security Agreements;

          f. Voluntary Bankruptcy or Insolvency Proceedings. If Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

          g. Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.


     In the event of an Event of Default under this Section 7, Lender shall, by written notice to Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

8. As of the date of this Note, Company hereby represents and warrants to Lender that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business and to issue this Note, the Security Agreement, and the Australian Security Agreement.


9. This Note is to be governed by and construed in accordance with the laws of the State of Utah.

                         [Signature Page Follows]
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     IN WITNESS WHEREOF, this Note is hereby executed as of the date first set forth above:

CBL ACQUISITION CORP.


By:  ____________________________
Name:  __________________________
Title:  ___________________________













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